Southern First Bancshares, Inc.

Annual Shareholders' Meeting
May 17th, 2016

Forward Looking Statements:

During the course of this presentation, management may make projections and forward-looking statements regarding events or the future financial performance of Southern First Bancshares, Inc. We wish to caution you that these forward-looking statements involve certain risks and uncertainties, including a variety of factors (including a downturn in the economy, greater than expected non-interest expenses, increased competition, fluctuations in interest rates, regulatory actions, excessive loan losses and other factors) that may cause Southern First's actual results to differ materially from the anticipated results expressed or implied in these forward-looking statements. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. Investors are cautioned not to place undue reliance on these forward-looking statements and are advised to review the risk factors that may affect Southern First's operating results in documents filed by Southern First Bancshares, Inc. with the Securities and Exchange Commission, including the annual report on Form 10-K and other required filings. Southern First assumes no duty to update the forward-looking statements made in this presentation.

Southern First Bancshares

Corporate Profile

- Overview:
  - Headquartered in Greenville, South Carolina
  - 16 year old bank
  - 9 offices in the three largest metropolitan SC markets

- Financial snapshot (as of March 31st, 2016)
  - Total assets: $1.2 billion
    - 3rd largest bank headquartered in South Carolina
  - ROAA: 1.00% *
  - ROAE: 12.47% *
  - NPA's: .68%
  - Efficiency ratio: 58%
  - TCE: 7.93%
  - Total risk-based capital: 11.89%

* annualized based on Q1 2016

South Carolina Banks

1. South State Bank	$8,561
2. Crescom Bank	$1,408
3. Southern First Bank	**$1,215**
4. Conway National	$1,051
5. First Community Bank	$861
6. Security Federal	$800
7. Carolina Alliance Bank	$609
8. First Palmetto Bank	$593

FDIC data – December 31, 2015

Southern First Bank

Markets / Footprint



NORTH CAROLINA
Asheville
Raleigh
Charlotte
Greenville
Atlanta
Columbia
SOUTH CAROLINA
Augusta
GEORGIA
Charleston
Savannah

Greenville (opened 2000)
$10 billion market – 4 offices

Columbia (opened 2007)
$16 billion market - 3 offices

Charleston (opened 2012)
$9 billion market - 2 offices

2015 Highlights:

- The value of your SFST stock improved 33%
- Net income increased 78% to $10.2 million
- Total deposits increased $197 million – 25% increase
- Total loans increased $133 million – 15% increase
- Book value per common share increased to $14.98
- Invested in major technology and service infrastructure

SFST Valuation

Increased 33% in 2015 / 305% over five years

SFST: 33% **Bank Index: -2%** **S&P 500: -1%**



40
30
20
10
0
-10
-20
Price Change (%)
Jan 2015
Mar 2015
May 2015
Jul 2015
Sep 2015
Nov 2015

2015 Highlight – Net Income Growth

Net Income increased 78% in 2015 to $10.2 million



Net Income to common shareholders - $ mil
$12
$10
$8
$6
$4
$2
$0
$2.8
$4.4
$5.7
$10.2
2012
2013
2014
2015

Southern FIRST

2015 Highlight – Deposit / Loan Growth

Deposits up 25% / Loans up 15%


Deposits - $ mil
$1,100
$1,000
$900
$800
$700
$600
$789
$986
Q4 2014
Q4 2015


Loans - $ mil
$1,100
$1,000
$900
$800
$700
$871
$1,005
Q4 2014
Q4 2015

Technology and Service Infrastructure

Personal

Secure

ClientFIRST

Simple

On-demand

Technology and Service Infrastructure

ClientFIRST

- Expand PULSE Center capabilities – (On-demand)
  Providing Unsurpassed Leadership Service & Expertise

- Expand technology capabilities to drive value, simplicity, and communication for our clients:
  - People Pay
  - Mobile and remote deposit
  - Enhanced security and activity notification
  - Passcode and Touch ID
  - Enhanced phone and tablet apps
  - Free ATM usage worldwide

- Expand social media presence to improve client communication and market the value our team members provide

Strategic Vision:

One Chance / One Step

- Create a distinguishing value for the client — *Client*FIRST
- Expand our proven ability to grow organically
- Maintain intense focus on asset quality and risk management
- Invest in talent and strategic infrastructure
- Drive improved performance for our owners

Strategic Vision

Q1 2016 financial highlights:

- Net income increased 48% to $3.0 million (1)
  - $.45 per diluted share
- Return on average assets increased to 1.00%
- Core deposits increased 21% to $854 million (1)
- Loans increased 14% to $1.0 billion (1)
- Top line revenue increased 15% to $12.9 million (1)
  - Net interest income plus noninterest income
  - Mortgage fee income increased 27%
- Book value increased to $15.49 per share
- NPA's = .68% / net charge-offs = .14%

(1) Compared to Q1 2015

SFST Valuation YTD 2016

Current market valuation - $162 million

SFST: 13% **Bank Index: -9%** **S&P 500: 1%**



20
10
0
-10
-20
-30
Price Change (%)
Mon 11 Jan
Mon 25 Jan
Mon 08 Feb
Mon 22 Feb
Mon 07 Mar
Mon 21 Mar
Mon 04 Apr
Mon 18 Apr
Mon 02 May

As of May 10th, 2016

Southern First Bancshares

Growing shareholder value

- Growth – organic strength in each market
- Performance – earnings momentum
- Model – technology / efficient structure
- Markets – 3 largest SC markets
- Leadership – performance driven

Thank you Bill Sturgis

- William B. Sturgis – retiring May 17th, 2016



Southern First Bancshares, Inc.
Annual Shareholders' Meeting

Thank you for your continued support